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EXHIBIT 10.10

Officer and Director Stock Ownership Program
(Effective April 22, 1998, as amended January 22, 1999 and October 18, 2000)

Purpose of the Program.

        The purpose of the Officer and Director Stock Ownership Program is to increase the level of ownership of the Company's stock by officers and directors, and to foster and promote long-term financial success of the Company by attracting and retaining outstanding executive leadership.

Source of Awards.

        Awards will be granted under the In Focus Systems 1998 Stock Incentive Plan.

Program Effective Date.

        Subject to shareholder approval of the 1998 Stock Incentive Plan, the Program will be effective April 22, 1998.

Eligibility.

        All elected officers and directors shall be eligible to participate in the Program. Appointed officers shall be eligible to participate with Board approval. All directors elected at the 1998 Shareholders meeting shall be eligible for the Initial Match (defined below).

Matching Provisions.

        Initial Match.    Effective April 23, 1998 (the "Initial Match Date"), the Company will issue to an eligible officer or director ("Participant") one share of Company stock, subject to the restrictions described below ("Restricted Stock"), for every two shares of Company stock (rounded up to the nearest whole share) that were purchased by the Participant between January 1, 1996 and the Initial Match Date and beneficially owned by such Participant, as of the close of business on the Initial Match Date (shares of Company stock that are matched pursuant to this Program are hereinafter referred to as "Matched Shares"). The Restricted Stock will be held at a location determined by the Company.

        For purposes of this Program, the term "purchase" means any acquisition of Shares pursuant to the exercise of any stock option awarded to the Participant under one or more stock option or incentive plan of the Company, or any open market purchase that has been pre-approved by the Compliance Officer.

        For purposes of this Program, the term "beneficial ownership" shall have the same meaning given to that term for purposes of preparing the beneficial ownership table in the Company's proxy statement for its annual meeting of shareholders.

Ongoing Match.

        1998    The Company will issue to a Participant one share of Restricted Stock for every two shares of Company stock (rounded up to the nearest whole share) that are purchased by the Participant between April 23, 1998 and December 31, 1998 and beneficially owned by such Participant, as of the close of business of the business day on which the shares are purchased (the "Match Date"), provided, however, that the aggregate number of shares of Restricted Stock granted to any one Participant during such period shall not exceed 5,000 shares (the "Match Cap"). Shares of Restricted Stock awarded under this Program shall be issued on the applicable Match Date.

        1999    The Company will issue to a Participant one share of Restricted Stock for every two shares of Company stock (rounded up to the nearest whole share) that are purchased by the Participant during calendar year 1999 and beneficially owned by such Participant as of the close of business of the date on which the Board of Directors approves the issuance of such Restricted Stock; provided, however, that the aggregate number of shares of Restricted Stock granted to any one Participant for purchases made during calendar year 1999 shall not exceed 5,000 shares. Issuance of shares of Restricted Stock shall be subject to approval by the Board of Directors and determination by the Board that issuance of such shares will not constitute a violation, on the part of the Company or the Participant, of applicable federal securities laws. The Board shall review and approve the issuance of Restricted Stock at its regularly scheduled meetings in April, July, October and December, 1999 and January, 2000. Shares of Restricted Stock approved for issuance by the Board of Directors shall be issued on the date such approval is granted. In the event a Participant notifies the Company that he/she intends to make an IRC Section 83 election following a qualifying purchase, the Company will seek to obtain Board of Directors approval of the issuance of Restricted Stock as soon as practicable following receipt of such notification.

        2000    Continuation of the program in future years will be subject to further Board review and approval.

Restriction Period.

        Each share of Restricted Stock will vest at the end of the three (3) year period, commencing on the date the Participant makes the qualifying purchase, of the Participant's continuous service as an elected or appointed officer or director of the Company; provided, however, that if the Participant does not continue to hold his or her Matched Shares at the end of such period, the portion of the Participant's Restricted Stock that bears the same ratio as the Matched Shares that the Participant does not continue to hold at the end of such period bears to the total Matched Shares shall vest at the end of the nine (9) year period of the Participant's continuous service as an elected or appointed officer or director of the Corporation.

        The Participant will provide the Company with documentation demonstrating that he/she beneficially owns the Matched Shares at the end of the three year period in order for the Restricted Shares to vest.

        For this purpose, a Participant shall "continue to hold" his or her Matched Shares if such shares remain beneficially owned by such Participant at all times, and are not sold, assigned, or pledged (as collateral for a loan, or as security for the performance of an obligation, or for any other purpose) to any person at any time, during the applicable period. Additionally, Officers are required to hold their Matched Shares at the Company-approved Broker in order to meet the 'continue to hold' requirement.

        For this purpose, a Participant shall "continue to serve as an elected or appointed officer or director of the Company" if such person remains an elected or appointed officer or director of the Company or its subsidiaries at all times during the applicable period. Company approved medical leave shall not be considered an interruption of service. Shares of unvested Restricted Stock shall be forfeited by a Participant at such time as the Participant fails to continue to serve as an elected or appointed officer or director of the Company, provided, however, that in the event of a Participant's death, all unvested Restricted Stock shall immediately vest.

Tendering of Match Shares for Option Exercises (Effective October 18, 2000).

        A Participant will be considered to "continue to hold" Matched Shares that are tendered to the Company in payment of the exercise price of stock options (a "Subsequent Exercise"). In such a case, however, the number of shares of Restricted Stock otherwise issuable under the Officer and Director Stock Ownership Program upon the Subsequent Exercise shall be reduced by a number of shares equal to one-half the number of Matched Shares tendered to pay the exercise price.

Acceleration of Vesting.

        The Board of Directors may accelerate the vesting of any or all Restricted Stock at any time and for any reason. Any unvested Restricted Stock will become fully vested immediately prior to consumation of a reorganization resulting in a change in control as provided below. For purposes of this Program, a "Change of Control" shall be deemed to have occurred upon the first fulfillment of the conditions set forth in any one of the following four paragraphs:

1.
Any "person" as such term is defined in Section 3(a)(9) and 13(d)(3) of the Securities "Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company, representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; provided, that the foregoing shall not include a person who acquires such securities, or a material portion thereof, as the result of one or more transactions approved by the Company's Board of Directors; or

2.
A majority of the directors elected at any Annual or special meeting of shareholders of the Company are not individuals nominated by the Company's then incumbent Board of Directors; or

3.
The shareholders of the Company approve a reorganization, merger or consolidation of the Company with any other corporation or entity, other than a reorganization, merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such reorganization, merger or consolidation; or

4.
The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

Taxes.

        If the Company becomes obligated to withhold an amount on account of any tax imposed as a result of an award of Restricted Stock under this Program, including without limitation, any Federal, State, local or other income taxes, or any F.I.C.A., state disability insurance tax or other employment tax ("Withholding Liability"), then the Participant shall, on the date the restrictions on the Restricted Stock lapse (or if earlier, the date that the Participant makes an election under Section 83(b) of the Internal Revenue Code, if any) pay the Withholding Liability to the Company. If the Participant does not pay the Withholding Liability to the Company at such time, the Company shall withhold the full amount of the Withholding Liability from any compensation or other amounts otherwise payable to the Participant.

Authority.

        The Board of Directors shall administer the Program. The Board may amend or terminate this Program at any time. This Program and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Oregon without regard to conflicts of laws thereof.

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  EXHIBIT 10.10
Officer and Director Stock Ownership Program (Effective April 22, 1998, as amended January 22, 1999 and October 18, 2000)